Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Akorn, Inc.
Buffalo Grove, Illinois
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2005, relating to the consolidated financial statements of Akorn, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
August 19, 2005